Exhibit 99.1

December 3, 2015

KaloBios Pharmaceuticals, Inc. Raises $8.2 Million in Private Placement

SOUTH SAN FRANCISCO, Calif., Dec. 3, 2015 /PRNewswire/ -- KaloBios Pharmaceuticals, Inc. (Nasdaq: KBIO), today announced it has entered definitive agreements with institutional and accredited investors in connection with a private placement, or PIPE financing. Upon closing of the transaction, the Company will receive gross proceeds of approximately $8.2 million in exchange for the issuance to investors of 280,170 shares of common stock of the Company. The Company may increase the number of shares sold based on additional definitive agreements that may be received. Closing of the transaction is anticipated to occur the week of December 7, 2015 and is subject to customary closing conditions.

The Company intends to use the proceeds from the PIPE financing for an acquisition and to advance its pipeline of drug candidates, including its lead compound, lenzilumab for the treatment of myelomonocytic leukemia (CMML).

About KaloBios

KaloBios Pharmaceuticals, Inc. is a biopharmaceutical company focused on developing innovative therapies for diseases with unmet medical need. The Company's most advanced drug candidate is currently lenzilumab, an anti-GM-CSF mAb for chronic myelomonocytic leukemia (CMML).

For more information on KaloBios Pharmaceuticals, please visit our web site at http://www.kalobios.com.

Forward-Looking Statements

This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and statements regarding the company's clinical development of lenzilumab. Forward-looking statements reflect management's current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct and you should be aware that actual results could differ materially from those contained in the forward-looking statements. Without limiting the foregoing, these statements are often identified by the words "may", "might", "believes", "thinks", "anticipates", "plans", "expects", "intends" or similar expressions. In addition, expressions of our strategies, intentions or plans are also forward-looking statements. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. No forward-looking statement can be guaranteed. Forward-looking statements are subject to a number of risks and uncertainties including, but not limited to, the company's limited cash reserves and its ability to obtain additional capital on acceptable terms, or at all, including the additional capital which will be necessary to complete the clinical trials that the company has initiated or plans to initiate; the potential timing and outcomes of clinical studies of lenzilumab undertaken now or in the future; the ability of the company to timely source adequate supply of its development products from third party manufacturers on whom the company depends; the potential, if any, for future development of any of its present or future products; the company's ability to successfully progress, partner or complete further development of its programs; the uncertainties inherent in clinical testing; the timing, cost and uncertainty of obtaining regulatory approvals; the company's ability to protect the company's intellectual property; competition; changes in the regulatory landscape or the imposition of regulations that affect the company's products; and other factors listed under "Risk Factors" in the company's most recent quarterly report on Form 10-Q filed with the Securities and Exchange Commission on August 10, 2015, the Annual Report on Form 10-K filed on March 16, 2015, and the company's other filings with the Securities and Exchange Commission.

All forward-looking statements are expressly qualified in their entirety by this cautionary notice. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this release. The company has no obligation, and expressly disclaims any obligation to update, revise or correct any of the forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

For more information, visit http://www.kalobios.com.

Edward Painter

Head of Communications and Investor Relations

1-646-356-5617

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SOURCE KaloBios Pharmaceuticals, Inc.

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